     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 2000
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        NIAGARA MOHAWK POWER CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      NEW YORK                                             15-0265555
           (STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
           INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                            300 ERIE BOULEVARD WEST
                            SYRACUSE, NEW YORK 13202
                                 (315) 474-1511
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               WILLIAM F. EDWARDS

               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                            300 ERIE BOULEVARD WEST
                            SYRACUSE, NEW YORK 13202
                                 (315) 474-1511
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                         ROBERT E. BUCKHOLZ, JR., ESQ.
                              SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NEW YORK 10004
                                 (212) 558-4000
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED MAXIMUM       PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF              AMOUNT TO BE          OFFERING PRICE       AGGREGATE OFFERING         AMOUNT OF
     SECURITIES TO BE REGISTERED          REGISTERED(1)          PER UNIT(2)(3)          PRICE(2)(4)        REGISTRATION FEE(5)
---------------------------------------------------------------------------------------------------------------------------------
First Mortgage Bonds and Unsecured
  Debt Securities....................      $432,000,000               100%               $432,000,000             $114,048
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Or, if any debt securities (a) are denominated or payable in a foreign or composite currency or currencies, such principal amount as shall result in an aggregate initial offering price equivalent to $500,000,000 at the time of the initial offering, (b) are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $500,000,000, or (c) are issued with their principal amount payable at maturity to be determined with reference to a currency exchange rate or other index, such principal amount as shall result in an aggregate initial offering price of $500,000,000.

(2) Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee.

(3) The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with, and at the time of, the issuance by the Registrant of the securities registered hereunder.

(4) Excluding accrued interest and accrued amortization of discount, if any, to the date of delivery.

(5) Pursuant to Rule 429, $68,000,000 of debt securities are being carried forward, for sale under the Prospectus filed herewith, from Registration Statement No. 33-51073, for which the registrant paid a filing fee of $23,448.46.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                     SUBJECT TO COMPLETION, DATED --, 2000

                                  $500,000,000

                        NIAGARA MOHAWK POWER CORPORATION

                              FIRST MORTGAGE BONDS
                           UNSECURED DEBT SECURITIES

                           -------------------------

     By this prospectus, Niagara Mohawk Power Corporation may offer from time to time up to $500,000,000 of its debt securities. These securities may be either First Mortgage Bonds, secured by a mortgage on our assets, or unsecured debt securities. When we offer these securities, we will provide you with a prospectus supplement describing the terms of the specific issue, including the offering price and whether the securities are secured.

     You should read this prospectus and the prospectus supplement carefully before you invest.

                           -------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -------------------------

     Niagara Mohawk Power Corporation may sell these securities to underwriters, through agents or directly to other purchasers. The prospectus supplement will include the names of any underwriters or agents.

                       This prospectus is dated -- , 2000

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the First Mortgage Bonds and unsecured debt securities we may offer.

     Each time we sell Securities, we will provide a "PROSPECTUS SUPPLEMENT" that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" on page 15.

     For more detail, you may read the exhibits, financial statements, notes and schedules filed with our registration statement.

                     ABOUT NIAGARA MOHAWK POWER CORPORATION

NIAGARA MOHAWK POWER CORPORATION

     We were organized in 1937 under the laws of New York State and are engaged principally in the regulated energy delivery business in New York State. We provide electric service, and we sell, distribute and transport natural gas to approximately 1,600,000 electric and 560,000 gas customers in areas of central, northern and western New York State.

     On March 18, 1999, we were reorganized into a holding company structure in accordance with the Agreement and Plan of Exchange between Niagara Mohawk Holdings, Inc. and us. Our outstanding common stock was exchanged on a share-for-share basis for the common stock of Niagara Mohawk Holdings, Inc. Our debt and preferred stock were not exchanged as a part of the share exchange and continue as our obligations. See "Where You Can Find More Information" for how you can find more information about the reorganization and about us.

RECENT DEVELOPMENT

     In 1999, the New York State Public Service Commission approved our petition to purchase up to $800 million of Niagara Mohawk Holdings, Inc. common stock. In July 1999, the board of directors of Niagara Mohawk Holdings, Inc. approved a program to repurchase 20 million shares through December 31, 2001 and in March 2000 the board of directors authorized and approved the repurchase of an additional 20 million shares through December 31, 2002. As of December 31, 1999, we repurchased 10 million shares of the common stock of Niagara Mohawk Holdings, Inc. Additional 5 million shares were repurchased by an agent on our behalf, but were not paid for by us (with the exception of $1.4 million in carrying charges) and remain in the number of shares outstanding in computing the earnings per share of Niagara Mohawk Holdings, Inc.

                                USE OF PROCEEDS

     Unless we state otherwise in the prospectus supplement, we will use the proceeds from the sale of the Securities offered under this prospectus and the prospectus supplement for general corporate purposes. Our general corporate purposes may include:

     - the finance of our construction program;

     - refund existing long term-debt and preferred stock;

     - refund short term debt;

     - the finance of termination or restructuring of Power Purchase Agreements with Independent Power Producers; and

     - repurchase common stock of Niagara Mohawk Holdings, Inc.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     Our consolidated ratios of earnings to fixed charges for each of the fiscal years ended December 31, 1995 through 1999 are as follows:

        YEARS ENDED DECEMBER 31,
  ------------------------------------
  1999    1998   1997    1996    1995
  -----   ----   -----   -----   -----
  x1.01   x.57   x2.02   x1.57   x2.29

     For purposes of computing these ratios, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of: (a) interest expenses and amortization of debt expenses as reported in our consolidated financial statements; (b) dividends on preferred stock of subsidiary companies; (c) the portion of net rental expense which is deemed representative of the interest factor inherent in rents and (d) the cumulative effect of accounting changes.

                     DESCRIPTION OF SECURITIES WE MAY OFFER

     The Securities issued under this prospectus are governed by documents called the "INDENTURES". The Indenture governing the First Mortgage Bonds is a contract between us and HSBC. The Indenture governing our unsecured debt securities is a contract between us and The Bank of New York. Each of these banks currently acts as "TRUSTEE" under the Indenture to which it is a party.

     Each Trustee has two main roles:

     - First, the Trustee can enforce your rights against us if we default. There are some limitations on the extent to which the Trustee acts on your behalf, which we describe later under "Description of New
       Bonds -- Events of Default" and "Description of New Debentures -- Events of Default."

     - Second, the Trustee performs administrative duties for us, which include sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

     In this description, we refer to the First Mortgage Bonds as "NEW BONDS" and the unsecured debt securities as the "NEW DEBENTURES." When we say "BOND" we mean any bond that has been, or will be, delivered under the Indenture that governs the New Bonds. When we say "Securities" we collectively refer to the New Bonds and the New Debenture. A copy of each Indenture is filed as an exhibit to the registration statement relating to the Securities.

     Each Indenture permits us to issue different series of Securities from time to time. We may issue securities in such amounts, at such times and on such terms as we wish. The Securities may differ from one another in their terms.

     Securities may be sold at prices substantially below their face value, and may be denominated in foreign currencies. The prospectus supplement will describe:

     - special United States federal income tax or other considerations, if any, with respect to Securities sold at original issue discount.

     - special United States federal income tax and other considerations, if any, with respect to Securities which are denominated in a currency or currency unit other than United States dollars.

     Unless otherwise indicated in the prospectus supplement, the covenants contained in the Indentures and the Securities will not afford holders of the Securities protection in the event of a sudden decline in credit rating that might result from a recapitalization, restructuring, or other highly leveraged transaction.

THIS SECTION IS ONLY A SUMMARY

     The Indentures and their associated documents, including your Securities, contain the full legal text of the matters described in this section. A copy of each Indenture has been filed with the SEC as part of our registration statement. See "Where You Can Find More

Information" on page 15 for information on how to obtain a copy.

     This section summarizes the material terms that will apply generally to the Securities. Each particular series of Securities will have financial and other terms specific to it, and these specific terms will be described in the prospectus supplement. As you read this section, therefore, please remember that the specific terms of your Securities as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. The statements we make in this section may not apply to your Securities.

   IN THE REMAINDER OF THIS DESCRIPTION "YOU" MEANS DIRECT HOLDERS AND NOT "STREET NAME" OR OTHER INDIRECT HOLDERS OF DEBT SECURITIES. INDIRECT HOLDERS SHOULD READ THE SUBSECTION ON PAGE 12 ENTITLED "STREET NAME" AND OTHER INDIRECT HOLDERS".

                            DESCRIPTION OF NEW BONDS

TERMS OF THE NEW BONDS

     You should refer to the prospectus supplement for the following information about a particular series of New Bonds:

     - the designation and principal amounts of the New Bonds;

     - the date on which the New Bonds mature;

     - the interest rate;

     - when the interest on the New Bonds accrues and is payable;

     - the dates on which interest on the New Bonds will be payable;

     - whether, when and at what price we can redeem the New Bonds; and

     - any other specific terms of the New Bonds.

THE MORTGAGE

     The New Bonds are secured by a "MORTGAGE" which will create a direct first lien on substantially all gas and electric properties that we now own or use or are useful in the operation of our properties as an integrated system. The mortgage lien will also extend to all property of the same nature we acquire after the effective date of the Mortgage. The Mortgage will not extend to property that we acquire through merger or consolidation or a purchase of substantially all the assets of other corporations, unless we decide otherwise.

     This lien DOES NOT EXTEND to:

     - revenues and profits of the mortgaged property;

     - any bills;

     - notes;

     - accounts receivable;

     - cash (except cash deposited with the trustee);

     - agreements;

     - securities;

     - materials and supplies; and

     - all oil, gas and other minerals and the right to this removal.

     This lien is SUBJECT TO:

     - liens for taxes and assessments not due and payable or being contested in good-faith;

     - obligations to public authorities as to any franchise, consent, grant, license or permit;

     - leases and other rights of tenants and of licensees; and

     - the rights of others to property acquired after the effective date of the Mortgage for transmission or distribution systems or right-of-way purposes (Granting Clause of the Mortgage).

     The direct lien on our properties is also subject to other minor types of encumbrances which do not materially interfere with the operation of our business. These encumbrances may include:

     - rights and claims of third parties in possession which are not disclosed of record;

     - any facts that can only be disclosed by an accurate survey;

     - the effect of zoning ordinances;

     - rights of public in the use of streets, roads and waterways; and

     - leases, covenants, easements.

RANKING

     The New Bonds will rank on an equal basis with all other mortgage Bonds issued under the Mortgage.

CREDIT ENHANCEMENT

     We will provide you further information in the prospectus supplement if any series of New Bonds shall be entitled to the benefits of a surety bond or other form of credit enhancement.

ADDITIONAL NEW BONDS

     The Mortgage provides that we may not create any securities which will rank senior to the New Bonds as to security. However, we may acquire property which is subject to other liens and mortgage after-acquired property which is not subject to the lien of the property.

     Additional New Bonds which will rank equally as to security with the New Bonds including prior lien New Bonds may be issued under the Mortgage in an unlimited amount only as follows:

          1. additional New Bonds may be issued in a principal amount equal to 60% of the net (which was in excess of $300 million on December 31, 1999) of property additions that are not subject to an unfunded prior lien;

          2. we may issue additional New Bonds in exchange for bonds outstanding under the Mortgage or in substitution for bonds that were retired (which was in excess of $1.0 billion on December 31, 1999); and

          3. additional New Bonds may be issued in a principal amount equal to the amount of cash we deposit with the Trustee for that purpose.

     Additional New Bonds described in paragraphs 1 and 3 above MAY NOT be issued unless our net earnings over a certain period (12 out of the 15 preceding months) that are available for interest, after a provision for depreciation but before income taxes, are at least 1.75 times the annual interest charges on all Bonds and prior lien bonds then outstanding or applied for.

     We expect to offer the New Bonds on the basis of property additions, cash deposited with the Trustee or Bonds that have been retired or will be retired or purchased pursuant to sinking fund payments.

RELEASES OF PROPERTY

     We may release property subject to the lien of the Mortgage, other than cash and prior lien bonds, upon any sale, exchange, condemnation or expropriation of the property subject to the Mortgage without furnishing notice to the bondholders. Any property, other than cash or securities, we received upon the release of mortgaged property shall be subject to the lien of the Mortgage, and any cash or securities received shall, unless we use it to satisfy some prior lien, become part of the security for the Bonds issued under the mortgage.

     We may withdraw monies received by the Trustee as proceeds of released property to reimburse us for retirement of Bonds and certain prior lien bonds, or to pay, purchase or redeem these Bonds or prior lien bonds. We may also withdraw cash in an amount equal to 166 2/3% of the principal amount of Bonds which we could issue under the Mortgage in respect of Additional Property, provided we forgo the right to issue these Bonds. In the ordinary course of business and otherwise, we regularly obtain from the Trustee the release of various properties from the lien of the Mortgage. In the case of exchanges of property, no exchange shall be made if our Funded Indebtedness is increased as a result. (Mortgage, Articles Sixth and Seventh.)

     When we say "Additional Property" we refer to any property that we acquired after July 31, 1937, that is used or useful in our business and which will become subject to the first mortgage lien. Additional property will not include:

     - property which is generally charged by us to operating expenses in accordance with our accounting practices;

     - equipment, material and supplies we acquire for the purpose of resale in the usual course of business;

     - goodwill, franchises or governmental permits;

     - property we acquire as a substitute for a released property that is subject to the Mortgage, but only to the extent of the consideration received for the mortgaged property;

     - cash, accounts receivables, stocks, bonds and other evidence of indebtedness; and

     - any insurance proceeds we receive from the Trustee as reimbursement for loss or damage to property, but only to the extent of the insurance proceeds received.

     When we say "funded indebtedness" we refer to the aggregate unpaid principal amount at any particular time of the Company's:

     - issued and outstanding Bonds that we issue under the Mortgage, including the additional Bonds that are about to be issued;

     - all issued and outstanding bonds secured by a lien which is ranked prior to, or equally with, the first mortgage lien; and

     - all issued and outstanding bonds that are secured by any other lien and are not subject to the first mortgage lien.

MAINTENANCE FUND PROVISIONS

     We are required within 90 days after the close of each fiscal year, to (a) certify the Costs of Additional Property (b) deposit with the Trustee cash, Bonds or certain prior lien bonds; or (c) waive our right to the authentication and delivery of the principal amount of Bonds to which we are then entitled under the Mortgage, to the extent that the aggregate amount of expenditure for maintenance, repairs, renewals and replacements for the period commencing January 1, 1977 is less than the sum of 2.25% of our depreciable property (as defined) on January 1 of each year during such period (Mortgage, Article Fifth, section 22).

RESTRICTION ON COMMON STOCK DIVIDEND

     To the extent that the aggregate amount of expenditure for maintenance and repairs, plus the aggregate amount credited to depreciation, retirements and other like reserves, for the period commencing January 1, 1977 is less than the sum of 2.25% of our depreciable property on January 1 of each year during that period, we must reserve an equivalent amount of surplus and hold it unavailable for distribution as a dividend on our common stock. (Mortgage, Article Fifth, section 23).

MERGERS AND SIMILAR EVENTS

     We are generally permitted to consolidate or merge with another company or sell substantially all of our assets to another company as long as the following conditions are met:

     - we are not in default under the Mortgage;

     - the terms of the merger or consolidation or sale of the our assets may not impair the lien, the security of the Mortgage, the rights and powers of the Trustee or the rights and powers of the bondholders;

     - if we are not the surviving corporation, or in the case of a sale of our assets, the successor corporation assumes by supplemental indenture our obligations under the Mortgage.

MODIFICATION

     From time to time, we may unilaterally modify the Mortgage by entering into a supplemental indenture with the Trustee to:

     - correct property descriptions;

     - modify the Mortgage or form of bonds and coupons to facilitate stock exchange listing requirements; or

     - cure any ambiguity or errors in the Mortgage;

but only if the amendments are not inconsistent with the terms of the Mortgage and shall not impair the security of the Bonds.

     The Mortgage also permits us and the Trustee to modify the Mortgage in any manner whatsoever. A vote of the holders of Bonds owning 66 2/3% of the principal amount of the total amount of outstanding Bonds, excluding Bonds owned by us or by our affiliates, is required to effect this change to the Mortgage.

     However, we and the Trustee may not modify the Mortgage in the following ways without the consent of the holder of each outstanding Bonds:

     - alter or impair our obligation to pay the principal and interest on the Bonds;

     - create a mortgage or a lien in the nature of a mortgage that ranks prior to, or equally with, the first mortgage lien;

     - any change to the Mortgage that adversely affects your rights; or

     - reduce the percentage of bondholders that is required to consent to a modification to the Mortgage.

     We may not modify the Mortgage without the consent of the Trustee if the Trustee is affected by the modification.
EVENTS OF DEFAULT

     You will have special rights if an Event of Default occurs and is not cured, as described later in this subsection.

     The term "EVENT OF DEFAULT" for the New Bonds means any of the following:

     - we do not pay the principal of or any premium on a New Bond on its due date;

     - we do not pay interest on a New Bond within 60 days after its Due Date;

     - we do not deposit any sinking, improvement, maintenance or similar fund payment on its due date;

     - we remain in breach of a covenant of the Mortgage for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by the Trustee in its discretion or upon the written request of 25% of the bondholders; and

     - we file for bankruptcy, insolvency or reorganization events that involve us.

     If an Event of Default has occurred and has not been cured within 90 days, the Trustee will notify the bondholders as to our default. The Mortgage allows the Trustee to withhold notice of default if the Trustee determines in good faith that withholding the notice is in the interests of the bondholders. The Trustee may not withhold notice of any default in the payment of principal, interest, installments upon retirement or any sinking or purchase fund.

     Prior to exercising his powers to enforce the Mortgage, the Trustee is entitled to reasonable protection from expenses and liability (called an "INDEMNITY").

   "STREET NAME" AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE.

     The Mortgage does not require us to furnish periodic evidence to the trustee as to the absence of default or as to our compliance with the terms of the mortgage. However, the Mortgage requires that as a condition to the issuance of additional Bonds, including New Bonds, we will be in compliance with any covenant contained in the mortgage.

                       DESCRIPTION OF THE NEW DEBENTURES

TERMS OF THE NEW DEBENTURES

     You should refer to the prospectus supplement for the following information about a particular series of New Debentures:

     - the designation and principal amounts of the New Debentures;

     - the date on which the New Debentures mature;

     - the interest rate;

     - when the interest on the New Debentures accrues and is payable;

     - the dates on which interest on the New Debentures will be payable;

     - whether, when and at what price we can redeem the New Debentures; and

     - any other specific terms of the New Debentures.

CONVERSION

     Your New Debentures may be convertible into or exchangeable for common stock or other securities if your prospectus supplement so provides. If your New Debentures are convertible or exchangeable, your prospectus supplement will include provisions as to:

     - whether the New Debentures are convertible or exchangeable into our common stock or other securities we issue or into common stock or other securities of other issuers;

     - whether the conversion or exchange is mandatory, at your option or our option;

     - whether adjustments may be made in the number of shares of common stock or other securities to be received by you upon conversion or exchange.

MERGERS AND SIMILAR EVENTS

     We are generally permitted to consolidate or merge with another company or sell substantially all of our assets to another company as long as the following conditions are met:

     - we are not in default under the Indenture;

     - where we merge out of existence or sell our assets, the other firm may not be organized under a foreign country's laws (that is, it must be a corporation, partnership, trust or other entity organized under the laws of a State or the District of Columbia or under federal law); and

     - if we are not the surviving corporation, or in the case of a sale of our assets, the successor corporation assumes by supplemental indenture our obligations under the Indenture.

MODIFICATION AND WAIVER

     There are three types of changes we can make to the Indenture and the New Debentures.

     CHANGES REQUIRING YOUR APPROVAL. First, there are changes that cannot be made to your New Debentures without your specific approval.

     Following is a list of those types of changes:

     - change the Stated Maturity of the principal of or interest on any New Debenture;

     - reduce any amounts due on any New Debenture;

     - reduce the amount of principal payable upon acceleration of the Maturity of any New Debenture following a default;

     - change the place or currency of payment on any New Debenture;

     - impair your right to sue for payment;

     - reduce the percentage of holders of New Debentures whose consent is needed to modify or amend the Indenture;

     - reduce the percentage of holders of New Debentures whose consent is needed to waive compliance with certain provisions of the Indenture or to waive certain defaults; and

     - modify any other aspect of the provisions dealing with modification and waiver of the Indenture. (Section 902)

     CHANGES REQUIRING A MAJORITY VOTE. The second type of change to the Indenture and the New Debentures is the kind that requires a vote in favor by holders of New Debentures owning a majority amount of the particular series affected. Most changes fall into this category, except for changes noted above as requiring your specific vote, and, as we note below, changes which do not require your approval. The same vote would be required for us to obtain a waiver of any past defaults. However, we cannot obtain a waiver of a payment default or any other aspect of the Indenture or the New Debentures listed in the first category described above under "-- Changes Requiring Your Approval" unless we obtain your individual consent to the waiver. (Section 513)

     CHANGES NOT REQUIRING APPROVAL. The third type of change does not require any approval by holders of New Debentures. This type is limited to clarifications and certain other changes that would not adversely affect holders of the New Debentures.
     FURTHER DETAILS CONCERNING VOTING. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a New
Debenture:

     - For Original Issue Discount Securities, we will use the principal amount that would be due and payable on the voting date if the Maturity of the New Debentures were accelerated to that date because of a default.

     - For New Debentures whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that New Debentures described in the prospectus supplement.

     - For New Debentures denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

     New Debentures will not be considered outstanding, and therefore are not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. New Debentures will also not be eligible to vote if they have been fully defeased as described later on page 11 under "Full Defeasance". (Section 101)

     We generally will be entitled to set any day as a record date for the purpose of determining the holders of outstanding New Debentures that are entitled to vote or take other action under the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by holders. If we or the Trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding New Debentures of that series on the record date and must be taken within 180 days following the record date or a shorter period that we may specify (or as the Trustee may specify if it sets the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time. (Section 104)

   "STREET NAME" AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE INDENTURE OR THE DEBT SECURITIES OR REQUEST A WAIVER.

COVENANTS

     The prospectus supplement for your series of New Debentures may set forth restrictive covenants with respect to your New Debentures.

DEFEASANCE

     The following discussion of full defeasance and covenant defeasance will be applicable to your series of New Debentures only if we choose to have them apply to that series. If we do so choose, we will inform you of this decision in the prospectus supplement. (Section 1301)

     FULL DEFEASANCE. If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the New Debentures (called "FULL DEFEASANCE") if we put in place the following other arrangements for you to be repaid:

     - We must deposit in trust for your benefit and the benefit of all other direct holders of the New Debentures a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the New Debentures on their various due dates.

     - There must be a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the New Debentures any differently than if we did not make the deposit and just repaid the New Debentures ourselves. (Under current federal tax law, the deposit and our legal release from the New Debentures would be treated as though we took back your New Debentures and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the New Debentures you give back to us.)

     - We must deliver to the Trustee a legal opinion of our counsel confirming the tax law change described above. (Sections 1302 and 1304)

     - If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the New Debentures. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

     COVENANT DEFEASANCE. Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the New Debentures that may be described in the applicable prospectus supplement. This is called "COVENANT DEFEASANCE". In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the New Debentures. In order to achieve covenant defeasance, we must do the following:

     - We must deposit in trust for your benefit and the benefit of all other direct holders of the New Debentures a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the New Debentures on their various due dates.

     - We must deliver to the Trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the New Debentures any differently than if we did not make the deposit and just repaid the New Debentures ourselves.

     If we accomplish covenant defeasance, the following provisions of the Indenture and the New Debentures would no longer apply:

     - Covenants applicable to the series of New Debentures and described in the prospectus supplement.

     - The Events of Default relating to breach of covenants and acceleration of the maturity of other debt, described later under "What Is an Event of Default?"

     If we accomplish covenant defeasance, you can still look to us for repayment of the New Debentures if there is a shortfall in the trust deposit. In fact, if one of the remaining Events of Default occurs (such as our bankruptcy) and the New Debentures become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall. (Sections 1303 and 1304)

EVENTS OF DEFAULT

     You will have special rights if an Event of Default occurs and is not cured, as described later in this subsection.

     WHAT IS AN EVENT OF DEFAULT? The term "EVENT OF DEFAULT" for the New Debentures means any of the following:

     - We do not pay the principal of or any premium on New Debenture on its due date.

     - We do not pay interest on New Debenture within 30 days of its due date.

     - We do not deposit any sinking fund payment on its due date.

     - We remain in breach of a covenant of the Indenture for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the Trustee or holders of 10% of the principal amount of New Debentures of the affected series.

     - We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

     - Any other Event of Default described in the prospectus supplement occurs. (Section 501)

     REMEDIES IF AN EVENT OF DEFAULT OCCURS. If an Event of Default has occurred and has not been cured, the Trustee or the holders of 25% in principal amount of the New Debentures of the affected series may declare the entire principal amount of all the New Debentures of that series to be due and immediately payable. If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the New Debentures of that series will be automatically accelerated, without any action by the Trustee or any holder. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the New Debentures of the affected series. (Section 502)

     Except in cases of default where the Trustee has some special duties, the Trustee is not required to take any action under the Indenture at the request of any holders unless the Holders offer the Trustee an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding New Debentures of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. These majority holders may also direct the Trustee in performing any other action under the Indenture. (Section 512)

     Before you bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the New Debentures, the following must occur:

     - You must give the Trustee written notice that an Event of Default has occurred and remains uncured.

     - The holders of 25% in principal amount of all outstanding New Debentures of the relevant series must make a written request that the Trustee take action because of the default, and must offer reasonable indemnity to the Trustee against the cost and other liabilities of taking that action.

     - The Trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity. (Section 507)

     However, you are entitled at any time to bring a lawsuit for the payment of money due on your New Debenture on or after its due date. (Section 508)

   "STREET NAME" AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND TO MAKE OR CANCEL A DECLARATION OF
   ACCELERATION.

     We will furnish to the Trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the Indenture and the New Debentures, or else specifying any default. (Section 1004)

                             REGARDING THE TRUSTEES

     The Trustee under the Mortgage for the New Bonds is HSBC, with whom we maintain normal banking arrangements. HSBC has also extended a line of credit to us. We maintain bank accounts, borrow money and have other customary banking relationships with HSBC in the ordinary course of business.

     The Trustee under the Indenture for the New Debentures is The Bank of New York, which has extended a line of credit to us and with whom we also maintain normal banking arrangements.

     If an event of default (or an event that would be an event of default if the requirements for giving us default notice or for our default having to exist for a specific period of time were disregarded) occurs, one or both of the Trustees may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939 with respect to the Securities. In that case, one or both of the Trustees may be required to resign as trustee and we would be required to appoint one or more successor trustees.

          DESCRIPTION OF TERMS COMMON TO NEW BONDS AND NEW DEBENTURES

     Unless we provide otherwise in the prospectus supplement, the following provisions apply equally to, both, New Bonds and New Debentures.

FORM, EXCHANGE AND TRANSFER

     The Securities will be issued:

     - only in fully registered form;

     - without interest coupons; and

     - in denominations that are multiples of $1,000.

     You may have your Securities broken into more Securities of smaller denominations or combined into fewer Securities of larger denominations, as long as the total principal amount is not changed. This is called an "EXCHANGE".

     You may exchange or transfer Securities at the office of the entity performing the role of maintaining the list of registered holders, known as the "SECURITY REGISTRAR", or at the office of any transfer agent designated by us for that purpose.

     You will not be required to pay a service charge to transfer or exchange Securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the Security Registrar or transfer agent, as applicable, is satisfied with your proof of ownership.

     If the Securities are redeemable and we redeem less than all of the Securities of a particular series, we may block the transfer or exchange of Securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of Securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any Securities being partially redeemed.

PAYMENT AND PAYING AGENTS

     We will pay interest to you if you are a direct holder listed in the records of the Security Registrar at the close of business on the "REGULAR RECORD DATE." The prospectus supplement will specify the Regular Record Dates for the Securities.

     We will pay interest, principal and any other money due on the Securities at the corporate trust offices of each of the designated Trustees. You must make arrangements to have your payments picked up or wired from that office. We may also choose to pay interest by mailing checks.

   "STREET NAME" AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

     We may also arrange for additional payment offices and may cancel or change those offices, including our use of the corporate trust offices of each of the designated Trustees. These offices are called "PAYING AGENTS". We are required to maintain a Paying Agent in each Place of Payment for the Securities. We must notify you of changes in the Paying Agents for the Securities.

LEGAL OWNERSHIP

"STREET NAME" AND OTHER INDIRECT HOLDERS

     Investors who hold Securities in accounts at banks or brokers will generally not be recognized by us as legal holders of Securities. This is called holding in "STREET NAME". Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required to forfeit these securities payments. If your New Securities are in "Street Name," you should check with your own institution to find out:

     - How it handles securities payments and notices.

     - Whether it imposes fees or charges.

     - How it would handle voting if ever required.

     - Whether and how you can instruct it to send you Debt Securities registered in your own name so you can be a direct holder as described below.

     - How it would pursue rights under the Debt Securities if there were a default or other event triggering the need for holders to act to protect their interests.

DIRECT HOLDERS

     Our obligations, as well as the obligations of the Trustee and those of any third parties employed by us or either Trustee, run only to Persons who are registered as holders of Securities. As noted above, we do not have obligations to you if you hold in "Street Name" or other indirect means, either because you choose to hold Securities in that manner or because the Securities are issued in the form of Global Securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a "Street Name" customer but does not fulfill this obligation.

                               GLOBAL SECURITIES

     WHAT IS A GLOBAL SECURITY? A Global Security is a special type of indirectly-held Security, as described above under "Street Name' and Other Indirect Holders". We may choose to issue some or all of the Securities in the form of Global Securities, in which case the ultimate beneficial owners can only be indirect holders. We do this by requiring that the Global Security be registered in the name of a financial institution we select and by requiring that the Securities included in the Global Security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the Global Security is called the "Depositary". Any person wishing to own a Global Security must do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the Depositary. The prospectus supplement will indicate whether your series of Securities will be issued only in the form of Global Securities.

     SPECIAL INVESTOR CONSIDERATIONS FOR GLOBAL SECURITIES. As an indirect holder, an investor's rights relating to a Global Security will be governed by the account rules of the investor's financial institution and of the Depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of Securities and instead deal only with the Depositary that holds the Global Security.

     An investor should be aware that if Securities are issued only in the form of Global Securities:

     The investor cannot get Securities registered in his or her own name.

     - The investor cannot receive physical certificates for his or her interest in the Securities.

     - The investor will be a "Street Name" holder and must look to his or her own bank or broker for payments on the Securities and protection of his or her legal rights relating to the Securities. See the discussion above "Street Name" and Other Indirect Holders".

     - The Depositary's policies will govern payments, transfers, exchange and other matters relating to the investor's interest in the Global Security. We and each Trustee have no responsibility for any aspect of the Depositary's actions or for its records of ownership interests in the Global Security. We and each Trustee also do not supervise the Depositary in any way.

     - The laws of some jurisdictions require that certain purchasers receive physical certificates for their interests in the securities. These laws may impair the ability to transfer beneficial interests in a Global Security.

     SPECIAL SITUATIONS WHEN A GLOBAL SECURITY WILL BE TERMINATED. In a few special situations described later, a Global Security will terminate and interests in it will be exchanged for physical certificates representing Securities. After that exchange, the choice of whether to hold Securities directly or in "Street Name" will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in Securities transferred to their own name so that they will be direct holders. The rights of "Street Name" investors and direct holders in the Securities have been described above under "Street Name" and Other Indirect Holders" and "Direct Holders" on page 12.

     The special situations for termination of a Global Security are:

     - When the Depositary notifies us that it is unwilling, unable or no longer qualified to continue as Depositary.

     - When an event of default on the Securities has occurred and has not been cured. (Defaults are discussed above)

     The prospectus supplement may also list additional situations for terminating a Global Security that would apply only to the particular series of Securities covered by the prospectus supplement. When a Global Security terminates, the Depositary (and not the company or each Trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

                              PLAN OF DISTRIBUTION

     We may sell Securities:

     - to or through underwriting syndicates represented by managing underwriters;

     - through one or more underwriters without a syndicate for them to offer and sell to the public;

     - through dealers or agents; and

     - to investors directly in negotiated sales or in competitively bid transactions.

     Any underwriter or agent involved in the offer and sale of any series of the Securities will be named in the prospectus supplement.

     The prospectus supplement for each series of Securities will describe:

     - the terms of the offering of these Securities, including the name of the agent or the name or names of any underwriters;

     - the public offering or purchase price;

     - any discounts and commissions to be allowed or paid to the agent or underwriters and all other items constituting underwriting compensation;

     - any discounts and commissions to be allowed or paid to dealers; and

     - other specific terms of the particular Securities.

     Only the agents or underwriters named in a prospectus supplement are agents or underwriters in connection with the Securities being offered by that prospectus supplement.

     Underwriters, agents and dealers may be entitled, under agreements with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

     Underwriters to whom we sell Securities for public offering and sale are obliged to purchase all of those particular Securities if any are purchased. This obligation is subject to certain conditions and may be modified in the applicable prospectus supplement.

     Underwriters, dealers or agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.

                          VALIDITY OF DEBT SECURITIES

     Sullivan & Cromwell, New York, New York, will pass upon the validity of the Securities for us.

                                    EXPERTS

     Our financial statements as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 incorporated in this Prospectus by reference to Niagara Mohawk Holdings, Inc., and our Combined Annual Report on Form 10-K for the year ended December 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as expert in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at:

     - SEC Public Reference Room
       450 Fifth Street, N.W.
       Washington, D.C. 20549;
     - Citicorp Center
       500 West Madison Street
       Suite 1400
       Chicago, Illinois 60661-2411; or

     - Seven World Trade Center
       Suite 1300
       New York, New York 10048.

     You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington address.

     Please call the SEC at 1-800-SEC-0330 for further information.

     Our filings are also available to the public through:

     - The SEC web site at http://www.sec.gov

     - The New York Stock Exchange
       20 Broad Street
       New York, New York 10005

     The SEC allows us to "incorporate by reference" the information we file with the SEC, which information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede that information as well as the information included in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed in the box below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities and Exchange Act of 1934 filed prior to the termination of this offering.

Annual Report on Form 10-K for the year ended December 31, 1999.

     We will provide without charge a copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus supplement and the accompanying prospectus. You may request your copy by writing or telephoning us at the following address:

    Leon T. Mazur
     Director, Investor Relations
     Niagara Mohawk Power Corporation
     300 Erie Boulevard West
     Syracuse, New York 13202
     (315) 428-5876

     Information in this prospectus may add to, update or change information in a previously filed document incorporated by reference in this prospectus. In that case, you should rely on the information in this prospectus. Information in a document filed after the date of this prospectus may add to, update or change information in this prospectus or in a previously filed document incorporated by reference in this prospectus. In that case, you should rely on the information in the later filed document.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                                                              ESTIMATED
                                                               AMOUNTS
                                                              ----------
Filing fee, Securities and Exchange Commission..............  $  114,048
New York State Mortgage Recording Tax.......................  $5,000,000
Rating agency fees..........................................  $  212,000
Cost of printing and engraving..............................  $  120,000
Services of counsel.........................................  $  300,000
Depositary's and Trustees' fees and expenses................  $   30,000
Services of independent accountants.........................  $   90,000
Miscellaneous...............................................  $   60,000
                                                              ----------
Total.......................................................  $5,926,048
                                                              ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 721 through 726 of the Business Corporation Law of the State of New York (the "BCL") provide for indemnification of the officers and directors of Niagara Mohawk Power Corporation (the "Company") under certain conditions and subject to specific limitations. The BCL permits New York corporations to supplement the statutory indemnification with additional "non-statutory" indemnification for directors and officers meeting a specified standard of conduct and to advance to officers and directors litigation expenses under certain circumstances. As permitted by the BCL, Article VI of the Company's By-Laws provides for indemnification of, and advancement of litigation expenses incurred by, directors and officers of the Company.

     The Company has also obtained insurance providing for indemnification of directors and officers against certain expenses and liabilities. In addition, pursuant to a 1986 amendment to the BCL, the Company has entered into agreements with certain of the officers and directors of the Company providing for indemnification for the liability of officers and directors not covered by the policy mentioned above and the Company has agreed to enter into similar arrangements with its officers who are not directors of the Company. Such additional indemnification does not cover acts committed in bad faith or acts which were the result of active and deliberate dishonesty. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     Furthermore, Section 402(b) of the BCL provides that a corporation may include a provision in its certificate of incorporation limiting the liability of its directors to the corporation or its shareholders for damages for the breach of any duty, except for a breach involving intentional misconduct, bad faith, a knowing violation of law or receipt of an improper personal benefit for certain illegal dividends, loans or stock repurchases. Article XIIA of the Certificate of Amendment of the Certificate of Incorporation of the Company limits, with certain exceptions, the personal liability of a director of the Company to the Company or its shareholders for damages for any breach of duty in such capacity to the fullest extent permitted by the BCL.

ITEM 16.  EXHIBITS.

     In the following exhibit list, NMPC refers to the Company and CNYP refers to Central New York Power Corporation, a predecessor company. Each document referred to below is incorporated by reference to the files of the Commission, unless the reference to the document in the list is preceded by an asterisk. As permitted by Item 10(d) of Regulation S-K, certain Exhibits are incorporated by reference to periodic reports filed by NMPC more than five (5) years ago which have not been disposed of by the Commission pursuant to its Records Control Schedule. As set forth below, each of such periodic reports is located in Commission File Number 0-1. Previous filings with the Commission are indicated as follows:

REFERENCE                           REPORT NAME
---------                           -----------
  A         NMPC Registration Statement No. 2-8214
  C         NMPC Registration Statement No. 2-8634
  F         CNYP Registration Statement No. 2-3414
  G         CNYP Registration Statement No. 2-5490
  V         NMPC Registration Statement No. 2-10501
  X         NMPC Registration Statement No. 2-12443
  CC        NMPC Registration Statement No. 2-16193
  GG        NMPC Registration Statement No. 2-25526
  HH        NMPC Registration Statement No. 2-26918
  II        NMPC Registration Statement No. 2-29575
  VV        NMPC Registration Statement No. 2-59500
 CCC        NMPC Registration Statement No. 2-70860
 III        NMPC Registration Statement No. 2-90568
 OOO        NMPC Registration Statement No. 33-32475
 PPP        NMPC Registration Statement No. 33-38093
 QQQ        NMPC Registration Statement No. 33-47241
 RRR        NMPC Registration Statement No. 33-59594
 SSS        NMPC Registration Statement No. 33-49541
  d         NMPC Annual Report on Form 10-K for year ended December 31,
            1993
  e         NMPC Annual Report on Form 10-K for year ended December 31,
            1994
  j         NMPC Quarterly Report on Form 10-Q for quarter ended
            September 30, 1993
  k         NMPC Quarterly Report on Form 10-Q for quarter ended June
            30, 1995
  l         NMPC Annual Report on Form 10-K for year ended December 31,
            1999

In accordance with Paragraph 4(iii) of Item 601(b) of Regulation S-K, the Company agrees to furnish to the Securities and Exchange Commission upon request a copy of the agreement comprising of the $804 million senior bank financing that the Company completed with a bank group during March 1996 and subsequently amended (effective June 30, 1998). The total amount of long-term debt authorized under such agreements does not exceed 10 percent of the total consolidated assets of the Company and its subsidiaries.

  EXHIBIT                                                               PREVIOUS     EXHIBIT
   NUMBER                    DESCRIPTION OF INSTRUMENT                   FILING    DESIGNATION
 ----------                  -------------------------                  --------   -----------
 *1(a)        Form of Standard Underwriting Agreement -- First                       1(a)
              Mortgage Bonds
 *1(b)        Form of Standard Underwriting Agreement -- Debt                        1(b)
              Securities
 *4(a)        Indenture relating to the New Debentures                               4(a)
  4(b)(1)     Mortgage Trust Indenture dated as of October 1, 1937        F         **
              between NMPC (formerly CNYP) and Marine Midland Bank,
              N.A. (formerly named The Marine Midland Trust Company of
              New York), as Trustee
  4(b)(2)     Supplemental Indenture dated as of December 1, 1938,       VV           2-3
              supplemental to Exhibit 4(1)
  4(b)(3)     Supplemental Indenture dated as of April 15, 1939,         VV           2-4
              supplemental to Exhibit 4(1)
  4(b)(4)     Supplemental Indenture dated as of July 1, 1940,           VV           2-5
              supplemental to Exhibit 4(1)
  4(b)(5)     Supplemental Indenture dated as of October 1, 1944,         G           7-6
              supplemental to Exhibit 4(1)
  4(b)(6)     Supplemental Indenture dated as of June 1, 1945,           VV           2-8
              supplemental to Exhibit 4(1)
  4(b)(7)     Supplemental Indenture dated as of August 17, 1948,        VV           2-9
              supplemental to Exhibit 4(1)
  4(b)(8)     Supplemental Indenture dated as of December 31, 1949,       A           7-9
              supplemental to Exhibit 4(1)
  4(b)(9)     Supplemental Indenture dated as of January 1, 1950,         A          7-10
              supplemental to Exhibit 4(1)
  4(b)(10)    Supplemental Indenture dated as of October 1, 1950,         C          7-11
              supplemental to Exhibit 4(1)
  4(b)(11)    Supplemental Indenture dated as of October 19, 1950,        C          7-12
              supplemental to Exhibit 4(1)
  4(b)(12)    Supplemental Indenture dated as of February 20, 1953,       V          4-16
              supplemental to Exhibit 4(1)
  4(b)(13)    Supplemental Indenture dated as of April 25, 1956,          X          4-19
              supplemental to Exhibit 4(1)
  4(b)(14)    Supplemental Indenture dated as of March 15, 1960,         CC          2-23
              supplemental to Exhibit 4(1)
  4(b)(15)    Supplemental Indenture dated as of October 1, 1966,        GG          2-27
              supplemental to Exhibit 4(1)
  4(b)(16)    Supplemental Indenture dated as of July 15, 1967,          HH          4-29
              supplemental to Exhibit 4(1)
  4(b)(17)    Supplemental Indenture dated as of August 1, 1967,         HH          4-30
              supplemental to Exhibit 4(1)
  4(b)(18)    Supplemental Indenture dated as of August 1, 1968,         II          2-30
              supplemental to Exhibit 4(1)

  EXHIBIT                                                               PREVIOUS     EXHIBIT
   NUMBER                    DESCRIPTION OF INSTRUMENT                   FILING    DESIGNATION
 ----------                  -------------------------                  --------   -----------
  4(b)(19)    Supplemental Indenture dated as of March 15, 1977,         VV          2-39
              supplemental to Exhibit 4(1)
  4(b)(20)    Supplemental Indenture dated as of August 1, 1977,         CCC         4(b)(40)
              supplemental to Exhibit 4(1)
  4(b)(21)    Supplemental Indenture dated as of March 1, 1978,          CCC         4(b)(42)
              supplemental to Exhibit 4(1)
  4(b)(22)    Supplemental Indenture dated as of June 15, 1980,          CCC         4(b)(46)
              supplemental to Exhibit 4(1)
  4(b)(23)    Supplemental Indenture dated as of November 1, 1985,       III         4(b)(64)
              supplemental to Exhibit 4(1)
  4(b)(24)    Supplemental Indenture dated as of October 1, 1989,        OOO         4(b)(73)
              supplemental to Exhibit 4(1)
  4(b)(25)    Supplemental Indenture dated as of June 1, 1990,           PPP         4(b)(74)
              supplemental to Exhibit 4(1)
  4(b)(26)    Supplemental Indenture dated as of November 1, 1990,       PPP         4(b)(75)
              supplemental to Exhibit 4(1)
  4(b)(27)    Supplemental Indenture dated as of March 1, 1991,          QQQ         4(b)(76)
              supplemental to Exhibit 4(1)
  4(b)(28)    Supplemental Indenture dated as of October 1, 1991,        QQQ         4(B)(77)
              supplemental to Exhibit 4(1)
  4(b)(29)    Supplemental Indenture dated as of April 1, 1992,          QQQ         4(b)(78)
              supplemental to Exhibit 4(1)
  4(b)(30)    Supplemental Indenture dated as of June 1, 1992,           RRR         4(b)(79)
              supplemental to Exhibit 4(1)
  4(b)(31)    Supplemental Indenture dated as of July 1, 1992,           RRR         4(b)(80)
              supplemental to Exhibit 4(1)
  4(b)(32)    Supplemental Indenture dated as of August 1, 1992,         RRR         4(b)(81)
              supplemental to Exhibit 4(1)
  4(b)(33)    Supplemental Indenture dated as of April 1, 1993,           l          4(b)(82)
              supplemental to Exhibit 4(1)
  4(b)(34)    Supplemental Indenture dated as of July 1, 1993,            j          4(b)(83)
              supplemental to Exhibit 4(1)
  4(b)(35)    Supplemental Indenture dated as of September 1, 1993,       j          4(b)(84)
              supplemental to Exhibit 4(1)
  4(b)(36)    Supplemental Indenture dated as of March 1, 1994,           l          4(b)(36)
              supplemental to Exhibit 4(1)
  4(b)(37)    Supplemental Indenture dated as of July 1, 1994,            e          4(86)
              supplemental to Exhibit 4(1)
  4(b)(38)    Supplemental Indenture dated as of May 1, 1995,             k          4(87)
              supplemental to Exhibit 4(1)
  4(b)(39)    Supplemental Indenture dated as of March 20, 1996,         SSS         4(a)(39)
              supplemental to Exhibit 4(1)
  4(b)(40)    Supplemental Indenture dated as of November 1, 1998,        l          4(b)(40)
              supplemental to Exhibit 4(l)

  EXHIBIT                                                               PREVIOUS     EXHIBIT
   NUMBER                    DESCRIPTION OF INSTRUMENT                   FILING    DESIGNATION
 ----------                  -------------------------                  --------   -----------
 4(b)(41)     Agreement dated as of August 16, 1940, between CNYP, The    G          7-23
              Chase National Bank of the City of New York, as
              Successor Trustee, and The Marine Midland Trust Company
              of New York, as Trustee
 4(b)(42)     Form of Indenture relating to the Senior Notes dated       SSS         4(a)-41
              June 30, 1998
 *4(c)        Form of New Debentures (contained in the Indenture                     4(a)
              designated as 4(a))
 *4(d)        Form of New Bonds (contained in the Indenture designated               4(d)
              4(b)(1))
 *5           Opinion of Sullivan & Cromwell                                         5
 *12          Statement re: Computation of Ratios                                   12
 *23(a)       Consent of Independent Accountants,                                   23(a)
              PricewaterhouseCoopers LLP
 *23(b)       Consent of Sullivan & Cromwell (filed as part of Exhibit               5
              5 hereto)
 *25(a)       Form T-1 Statement of Eligibility under the Trust                     25(a)
              Indenture Act of 1939 of HSBC
 *25(b)       Form T-1 Statement of Eligibility under the Trust                     25(b)
              Indenture Act of 1939 of The Bank of New York

-------------------------

** Filed October 15, 1937 after effective date of Registration Statement No.
   2-34121

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to a registration statement of Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

          (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 31st day of March, 2000.

                                        NIAGARA MOHAWK POWER CORPORATION

                                        By: /s/     STEVEN W. TASKER
                                           -------------------------------------
                                                     STEVEN W. TASKER
                                             Vice President -- Controller and
                                               Principal Accounting Officer

     KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of Niagara Mohawk Power Corporation, a New York corporation, for himself or herself and not for one another, does hereby constitute and appoint WILLIAM F. EDWARDS and ARTHUR W. ROOS and each of them, a true and lawful attorney in his or her name, place and stead, in any and all capacities, to sign his or her name to any and all amendments, including post-effective amendments, to this Registration Statement, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys and agent(s) and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully and to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself or herself hereby ratifies and confirms all that said attorneys and agent(s) or any one of them shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on March 31, 2000.

                     SIGNATURE                                    TITLE                    DATE
                     ---------                                    -----                    ----
               /s/ WILLIAM E. DAVIS                   Chairman of the Board Chief     March 31, 2000
---------------------------------------------------     Executive Officer
                 William E. Davis

                /s/ DARLENE D. KERR                   Executive Vice President and    March 31, 2000
---------------------------------------------------     Chief Operating Officer
                  Darlene D. Kerr

              /s/ DAVID J. ARRINGTON                  Senior Vice President and       March 31, 2000
---------------------------------------------------     Chief Administrative
                David J. Arrington                      Officer

              /s/ WILLIAM F. EDWARDS                  Senior Vice President and       March 31, 2000
---------------------------------------------------     Chief Financial Officer
                William F. Edwards

                     SIGNATURE                                    TITLE                    DATE
                     ---------                                    -----                    ----
               /s/ WILLIAM E. DAVIS                   Director                        March 31, 2000
---------------------------------------------------
                 William E. Davis

                /s/ DARLENE D. KERR                   Director                        March 31, 2000
---------------------------------------------------
                  Darlene D. Kerr

                /s/ JOHN H. MUELLER                   Director                        March 31, 2000
---------------------------------------------------
                  John H. Mueller

               /s/ STEVEN W. TASKER                   Vice President -- Controller    March 31, 2000
---------------------------------------------------     and Principal Accounting
                 Steven W. Tasker                       Officer

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER
-------
  1(a)    Form of Standard Underwriting Agreement -- First Mortgage
          Bonds.
  1(b)    Form of Standard Underwriting Agreement -- Debt Securities.
  4(a)    Indenture relating to the New Debentures.
  4(b)    Indenture relating to the New Bonds dated as of October 1,
          1937 and certain supplemental Indentures (incorporated by
          reference as designated in II-2-II-6 above).
  4(c)    Form of New Debenture (contained in the Indenture designated as 4(a)).
  4(d)    Form of New Bonds.
     5    Opinion of Sullivan & Cromwell.
    12    Statement re: Computation of Ratios.
 23(a)    Consent of Independent Accountants, PricewaterhouseCoopers
          LLP.
 23(b)    Consent of Sullivan & Cromwell (filed as part of Exhibit 5 hereto).
 25(a)    Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939 of HSBC.
 25(b)    Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939 of The Bank of New York.